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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2004 relating to the financial statements and financial statement schedule of Twin Disc, Incorporated, which appears in Twin Disc, Incorporated's Annual Report on Form 10-K for the fiscal year ended June 30, 2004.



/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
October 15, 2004